Exhibit 99.1

news release

For Immediate Release

HOSPIRA COMPLETES ACQUISITION OF ORCHID’S GENERIC INJECTABLE PHARMACEUTICALS BUSINESS

— Gains New Manufacturing Capabilities and Expands Global Reach —

LAKE FOREST, Ill., March 30, 2010 — Hospira, Inc. (NYSE: HSP), the world leader in generic injectable pharmaceuticals, today announced it has completed the acquisition of the generic injectable pharmaceuticals business of Orchid Chemicals & Pharmaceuticals Ltd. (BSE: 524372, NSE: ORCHIDCHEM), a leading Indian pharmaceuticals company, for approximately $400 million.

“We are excited to acquire new capabilities that will create opportunities for commercial growth, position us strongly in a key antibiotics product area, expand our global footprint and enhance our ability to provide lower-cost, high-quality products to patients,” said Terry Kearney, chief operating officer, Hospira. “We’re also excited to welcome a talented base of 450 employees, including newly appointed managing director, Hospira India, Dr. C.B. Rao, who joins us with a wealth of diversified industrial and management experience, and will provide continuity of leadership for the Orchid team joining Hospira.”

Rao will report directly to Kearney.

“Integration of Orchid’s injectables formulations business with Hospira, the global leader in generic injectables, represents a strong strategic fit. Our team is committed to leveraging our world-class infrastructure, high-technology product range and organizational competencies to drive even greater business growth and strengthen Hospira’s leadership position,” said Rao.

Hospira, Inc.

275 North Field Drive

Lake Forest, IL 60045

www.hospira.com

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The acquisition includes Orchid’s beta-lactam antibiotic formulations manufacturing complex (comprising cephalosporin, penicillin and carbapenem facilities) and pharmaceutical research and development (R&D) facility at Irungattukottai, Chennai, as well as its generic injectable dosage-form product portfolio and pipeline. Beta-lactam antibiotics represent a class of drugs with a wide spectrum of antibacterial activity, and Orchid is one of the top-five generic beta-lactam antibiotics manufacturers globally.

In addition, the companies signed a long-term agreement for Orchid to supply active pharmaceutical ingredients (APIs) for the acquired generic injectable pharmaceuticals business.

Hospira and Orchid are committed to supporting the various alliances and distribution arrangements of the acquired business. To help facilitate the transition process, the two companies have entered into transitional services agreements for approximately 15 months.

Hospira expects to provide more specific information on the financial impact of the transaction when it reports first-quarter 2010 results on April 27.

Orchid/Hospira Partnership

In 2005, Mayne Pharma Ltd. (now part of Hospira) and Orchid entered into a strategic commercialization and development agreement.  Subsequent agreements have added to the scope of the relationship, and the acquisition gives Hospira the manufacturing/R&D capabilities, product application ownership and full commercialization rights to these products, as well as access to new product licenses and distribution partnerships.  The long-term API agreement with Orchid will also ensure continuity of supply.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™. As the world leader in specialty generic injectable pharmaceuticals, Hospira offers one of the broadest portfolios of generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management solutions. Through its products, Hospira helps improve the safety, cost and productivity of patient care. The company is headquartered in Lake Forest, Ill., USA, and has approximately 13,500 employees. Learn more at www.hospira.com.

About Orchid

Orchid Chemicals & Pharmaceuticals Ltd. is a leading pharmaceutical company headquartered in Chennai, India, involved in the development, manufacture and marketing of diverse bulk actives, formulations and nutraceuticals. With exports spanning more than 75 countries, Orchid is the largest manufacturer-exporter of cephalosporin bulk actives in India and is ranked amongst the Top 5-cephalosporin producers in the world. Orchid’s world-class manufacturing infrastructure includes multiple USFDA compliant API and dosage form facilities at Chennai and Aurangabad in India. Orchid has dedicated state-of-the-art GLP compliant R&D centres for API research, drug discovery and pharmaceutical research at Chennai, India. Orchid has ISO 9001:2000, ISO 14001 and OHSAS 18001 certifications. Orchid is listed on the National Stock Exchange (NSE), Bombay Stock Exchange (BSE) and the Madras Stock Exchange (MSE) in India. Additional information is available at the company’s website at www.orchidpharma.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, legal, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K, which is filed with the Securities and Exchange Commission, and incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Hospira Contacts

Media

Dan Rosenberg

(224) 212-3366

Financial Community
Karen King
(224) 212-2711